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NEWS RELEASE
   FROM
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              [LETTERHEAD OF HERITAGE BANCORP, INC. APPEARS HERE]

                                                                      Exhibit 99

RELEASE DATE:                                       FOR ADDITIONAL INFORMATION
                                                    CONTACT:

IMMEDIATE RELEASE
February 13, 1996                                   Allen E. Kiefer
                                                    President and CEO

              HERITAGE BANCORP, INC. AUTHORIZES SHARE REPURCHASE

Pottsville, Pennsylvania, January 30, 1996...Heritage Bancorp, Inc.'s Board of Directors authorized the repurchase of up to $2,500,000 in aggregate purchase price of the Corporation's outstanding stock.

Allen E. Kiefer, President and Chief Executive Officer of the Corporation, indicated that available cash would be used to fund the share repurchases, which will be made from time to time on the open market or in privately negotiated transactions. The shares purchased under the authorization would be used for general corporate purposes, including reissuance under the Corporation's Employee Stock Ownership Plan, Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans and other appropriate uses. Currently Heritage has 1,946,575 shares outstanding.

Heritage Bancorp, Inc., with assets in excess of $300 million, is headquartered in Pottsville, Pennsylvania, and is the parent company of Heritage National Bank.